UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2022

Fast Radius, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40032	85-3692788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 N. May Street
Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 319-1060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FSRD	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FSRDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

On November 7, 2022, Fast Radius, Inc., a Delaware corporation (“Fast Radius” or the “Company”), together with its wholly-owned subsidiaries (the “Debtors”), filed voluntary petitions (collectively, the “Bankruptcy Petitions”) for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the District of Delaware (the “Court”). Joint administration has been sought under the caption In re Fast Radius, Inc., et al., Case No. 22-11051.

The Debtors will continue their operations in the ordinary course of business as debtors-in-possession and pursue a structured sale of their assets pursuant to a competitive bidding and auction process. The Debtors have filed a variety of “first day” motions seeking approval from the Court for various forms of customary relief. including authority to: (a) continue using their existing cash management system, (b) pay prepetition wages, compensation and employee benefits, (c) use cash collateral, (d) maintain existing insurance policies and pay related obligations, (e) pay certain prepetition taxes, (f) provide adequate assurance of payment to their utility providers, and (g) pay prepetition claims of certain critical vendors.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions constitutes an event of default that accelerated the obligations of the Company and certain of its subsidiaries under each of that certain (i) Loan and Security Agreement, dated as of December 29, 2020 (as amended or otherwise modified prior to the date hereof, the “SVB Credit Agreement”), by and between Fast Radius Operations, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Fast Radius Operations”), and Silicon Valley Bank and (ii) Loan and Security Agreement, dated as of September 10, 2021 (as amended or otherwise modified prior to the date hereof, the “SVB Capital Credit Agreement” and, together with the SVB Credit Agreement, the “Credit Agreements”), by and between Fast Radius Operations and SVB Innovation Credit Fund VIII, L.P.

The Credit Agreements provide that as a result of the filing of the Bankruptcy Petitions, the principal, accrued interest due thereunder and all other fees and expenses required to be paid pursuant to the terms thereof shall be immediately due and payable. Any efforts to enforce such payment obligations under the Credit Agreements are automatically stayed as a result of the filing of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Credit Agreements are subject to the applicable provisions of the Bankruptcy Code.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 3, 2022, the Company’s board of directors (the “Board”) approved a reduction in force of approximately 20% of the Company’s workforce in order to reduce the Company’s operating expenses. The reduction in force is part of the Company’s restructuring efforts. The Company expects the reduction in force to be substantially complete in November 2022. In connection with the reduction in force, the Company incurred approximately $200,000 in expenses, substantially all of which are related to employee severance and other termination benefits. The Company expects to recognize substantially all of these charges in the third quarter of 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a retention program approved by the Board, on November 4, 2022, the Company entered into a Retention Agreement (collectively, the “Retention Agreements”) with each of Lou Rassey, the Company’s Chief Executive Officer, Pat McCusker, the Company’s President and Interim Chief Financial Officer, and John Nanry, the Company’s Chief Operating Officer.

The Retention Agreements provide for a lump sum cash payment on November 7, 2022 equal to approximately four weeks’ salary or $41,667, $31,250, and $29,167, less applicable tax withholdings and deductions, to Messrs. Rassey, McCusker and Nanry, respectively (each, a “Retention Payment”), provided that, each officer must remain continuously employed with the Company through the earlier of (A) February 1, 2023, (B) the earlier of (i) ninety days following the consummation of a sale of all or substantially all of the Company’s equity or assets and (ii) March 14, 2023, or (C) the date on which the officer ceases to be employed by the Company due to a Qualifying Termination (as defined below). If an officer’s employment terminates for any reason other than a Qualifying Termination, the officer will not earn any portion of the Retention Payment and must repay the entire amount of the Retention Payment (net of tax withholdings) to the Company no later than thirty days following the date on which such officer’s employment is terminated. A “Qualifying Termination” for purposes of the Retention Agreements means a termination of the officer’s employment with the Company that results from (x) a termination initiated by the Company without cause, (y) the officer’s resignation for good reason, or (z) the officer’s death or disability.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Retention Agreements, a form of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Bankruptcy or Receivership.

On November 8, 2022, the Company issued a press release announcing the filing of the Bankruptcy Petitions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01 Other Events.

Cautionary Statements Regarding Trading in Fast Radius’ Securities

Fast Radius anticipates that its common stock and warrants will be delisted from the Nasdaq Stock Exchange and will be eligible to be quoted on either the OTC Bulletin Board or Pink Sheets. No assurance, however, can be made that trading in the Com Fast Radius’ common stock and warrants on the OTC Bulletin Board or "Pink Sheets” will commence or be maintained. Fast Radius’ securityholders are cautioned that trading in Fast Radius’ securities during the pendency of the Chapter 11 case will be highly speculative and will pose substantial risks. Trading prices for Fast Radius’ securities may bear little or no relationship to the actual recovery, if any, by holders thereof in Fast Radius’ Chapter 11 case. Assuming Fast Radius is able to successfully complete the auction process, Fast Radius anticipates that it will deregister its common stock and warrants under the Exchange Act. Accordingly, Fast Radius urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this current report on Form 8-K, including but not limited to: (i) the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 proceedings; (ii) objections to the pleadings filed that could protract the Chapter 11 proceedings; (iii) the Bankruptcy Court’s rulings in the Chapter 11 proceedings, including the outcome of the Chapter 11 proceedings generally; (iv) the Company’s ability to obtain a timely sale of all of its assets or approval of a plan of reorganization; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; (vi) the Company’s ability to continue to operate its business during the pendency of the Chapter 11 proceedings; (vii) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (viii) the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies the Company may employ to address its liquidity and capital resources; (ix) the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 proceedings; (x) increased legal and other professional costs necessary to execute the Company’s restructuring; (xi) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; (xii) the trading price and volatility of the Company’s common stock and warrants and the effects of the expected delisting from The Nasdaq Stock Market; (xiii) litigation and other risks inherent in a bankruptcy process; (xiv) the impact of uncertainty regarding the Company’s ability to continue as a going concern on our liquidity and prospects; and (xv) risks related to our ability to secure working capital. The foregoing list of factors is not exhaustive. Additionally, the Chapter 11 proceedings may result in holders of the Company’s securities receiving no value for their interests. Because of such a possibility, the value of these securities is highly speculative and may pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. You should carefully consider the foregoing factors and the other risks and uncertainties more fully described in Fast Radius’ filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021 and Forms 10-Q for the quarters ended March 31, 2022 and June 30, 2022 and other periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Fast Radius assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Fast Radius does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Retention Agreement
99.1	Press Release, dated November 7, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fast Radius, Inc.

Date:	November 8, 2022	By:	/s/ Lou Rassey
Lou Rassey Chief Executive Officer